Exhibit 32.1
Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Michael D. Siegal, the Chairman & Chief Executive Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this report on Form 10-Q for the period ended September 30, 2007 of the Company (the “Report”):
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of the dates and for the periods expressed in this Report.

By:	/s/ Michael D. Siegal

Michael D. Siegal Olympic Steel, Inc. Chairman & Chief Executive Officer November 7, 2007
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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